CUSIP No. 31816Q 10 1	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Egalet Corporation.

Dated: February 10, 2016

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L. P
ITS:	GENERAL PARTNER

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Richard Lim
Director

OMEGA FUND IV GP, L.P

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Richard Lim
Director

OMEGA FUND IV G.P. MANAGER, LTD.

By:	/s/ Richard Lim
Director

/s/ Richard Lim
Richard Lim

/s/ Otello Stampacchia
Otello Stampacchia

/s/ Anne-Mari Paster
Anne-Mari Paster

DANISH BIOTECH SPV I P/S

By:	/s/ David Bolton
Director

By:	/s/ Martin Mullins
Director

DANISH BIOTECH SPV I, GP Ltd.

By:	/s/ Martin Mullins
Director

CUSIP No. 31816Q 10 1	13G	Exhibit 99.1

/s/ David Bolton
David Bolton

/s/ Martin Mullins
Martin Mullins